Exhibit 99.1
    NASDAQ: WASH

Media Contact: Sharon M. Walsh
SVP, Director of Marketing Strategy and Planning
Telephone: (401) 348-1286
E-mail: smwalsh@washtrust.com
Date: January 29, 2025
FOR IMMEDIATE RELEASE

Washington Trust Reports Fourth Quarter and Full-Year 2024 Results

WESTERLY, R.I., January 29, 2025 (PR NEWSWIRE)…Washington Trust Bancorp, Inc. (the “Corporation”) (Nasdaq: WASH), parent company of The Washington Trust Company (the “Bank”), today reported a fourth quarter 2024 net loss of $60.8 million, or a $3.46 loss per diluted share. Excluding the impact of the balance sheet repositioning sale transactions described below, adjusted net income (non-GAAP) for the fourth quarter totaled $10.4 million, or $0.59 per diluted share, compared to net income of $11.0 million, or $0.64 per diluted share, for the third quarter of 2024.

As previously announced, on December 16, 2024, the Corporation completed an underwritten public offering of 2,198,528 shares of its common stock at a public offering price of $34.00 per share. The net proceeds from the offering were approximately $70.5 million.

On December 20, 2024, the Corporation announced the execution of balance sheet repositioning transactions to support continued organic growth and capital generation. The Bank sold available for sale debt securities with an amortized cost balance of $409 million (fair value of $378 million) and a weighted average yield of 2.65% and reinvested $378 million into purchases of available for sale debt securities with a weighted average yield of 5.30%. The sale of debt securities resulted in a net pre-tax realized loss of $31.0 million (after-tax of $23.5 million) that was recognized in the fourth quarter of 2024.

Pursuant to the terms of a sales agreement effective December 30, 2024, the Bank committed to sell residential mortgage loans with an amortized cost balance of $345 million and a weighted average rate of approximately 3.02%. These loans were reclassified to held for sale and written down to a fair value of $282 million, resulting in a net pre-tax loss of $62.9 million (after-tax of $47.7 million) that was recognized in the fourth quarter of 2024. The sale of these loans was completed on January 24, 2025. The net proceeds received from the equity offering were used, and the proceeds from the loan sale will be used, to pay down wholesale funding balances.

“Washington Trust's 2024 results reflect the strategic actions we took in December to reposition our balance sheet,” stated Edward O. Handy III, Washington Trust Chairman and Chief Executive Officer. “Though the sales resulted in a loss recognized in the fourth quarter, the equity offering and repositioning will favorably impact future revenues and provide additional capacity for growth and investment. This strategy has further strengthened our financial foundation, allowing us to focus on providing enhanced value for our shareholders, as well as the customers and communities we serve.”

Exhibit 99.1
For the full-year ended 2024, the Corporation reported a net loss of $28.1 million, or a loss per diluted share of $1.63, compared to net income of $48.2 million, or earnings per diluted share of $2.82, reported for the prior year. In addition to the losses recognized on the sale transactions mentioned above, noninterest income included the receipt of a $2.1 million ($1.6 million after-tax) litigation settlement in the first quarter of 2024 and a gain of $988 thousand ($739 thousand after-tax) on the sale of a bank-owned operations facility in the second quarter of 2024. Additionally, in 2023, a state legislative tax change resulted in a reduction in income tax expense of $3.3 million. Excluding these items, full-year 2024 adjusted net income (non-GAAP) was $40.9 million, or $2.37 per diluted share, compared to adjusted net income (non-GAAP) of $44.9 million, or $2.63 per diluted share, reported for the prior year.

Other selected financial highlights for the fourth quarter and full-year 2024 include:
•The net interest margin was 1.95% in the fourth quarter, up by 10 basis points from the 1.85% reported in the preceding quarter. Full-year net interest margin for 2024 was 1.87%, down by 18 basis points from the 2.05% reported in the prior year.
•A provision for credit losses of $1.0 million was recognized for the fourth quarter, up by $800 thousand from the third quarter. The provision for credit losses in 2024 totaled $2.4 million, compared to $3.2 million recognized in the prior year.
•Wealth management revenues in the fourth quarter increased by 1% from the preceding quarter. End of period assets under administration ("AUA") totaled $7.1 billion, up by 0.4% from September 30, 2024 and up by 7% from December 31, 2023.
•Mortgage banking revenues in the fourth quarter decreased by 1% from the preceding quarter. Full-year 2024 mortgage banking revenues were $11.0 million, up by 65% from the same period in the prior year.
•Total loans amounted to $5.1 billion, down by 7% from September 30, 2024 and down by $510 million, or 9%, from December 31, 2023, largely due to the reclassification of residential mortgage loans to held for sale in connection with the balance sheet repositioning transactions.
•In-market deposits (total deposits less wholesale brokered deposits) amounted to $4.8 billion, up by 1% from September 30, 2024 and up by 3% from December 31, 2023.

Washington Trust
January 29, 2025
Net Interest Income
Net interest income was $32.9 million for the fourth quarter of 2024, up by $674 thousand, or 2%, from the third quarter of 2024. The net interest margin was 1.95% for the fourth quarter, an increase of 10 basis points from the preceding quarter. This improvement reflected the partial impact on the quarter of the December balance sheet repositioning transactions, and the net effect of lower market rates on deposits, wholesale funds, and variable rate loans. Linked quarter changes included:
•Average interest-earning assets decreased by $235 million, reflecting a decline of $119 million in deposits at correspondent banks, as well as decreases in loans and securities. The yield on interest-earning assets for the fourth quarter was 4.83%, down by 16 basis points from the preceding quarter.
•Average interest-bearing liabilities decreased by $251 million, as in-market deposits increased by $96 million while wholesale funding balances decreased by $347 million. The cost of interest-bearing liabilities for the fourth quarter of 2024 was 3.41%, down by 29 basis points from the preceding quarter.

Noninterest Income
Noninterest income was a loss of $77.9 million for the fourth quarter of 2024, compared to income of $16.3 million in the third quarter of 2024. Included in noninterest income in the fourth quarter of 2024 was a pre-tax loss of $93.9 million recognized on the aforementioned balance sheet repositioning sale transactions. Adjusted noninterest income (non-GAAP) was $16.0 million, down by $229 thousand, or 1%, from the preceding quarter. Our two largest sources of noninterest income are discussed below:
•Wealth management revenues amounted to $10.0 million in the fourth quarter of 2024, up by $60 thousand, or 1%, from the preceding quarter. This included an increase in asset-based revenues of $140 thousand, or 1%, which was partially offset by a decrease in transaction-based revenues of $80 thousand, or 37%. The end of period AUA balance at December 31, 2024 amounted to $7.1 billion, up by $25 million, or 0.4%, from September 30, 2024.
•Mortgage banking revenues totaled $2.8 million for the fourth quarter of 2024, down by $18 thousand, or 1%, from the preceding quarter. Loans sold amounted to $113.1 million in the fourth quarter of 2024, down by $7.2 million, or 6%, from the third quarter of 2024. In the fourth quarter of 2024, 88% of residential real estate loan originations were originated for sale, compared to 81% in the preceding quarter.

Noninterest Expense
Noninterest expense totaled $34.3 million for the fourth quarter of 2024, down by $212 thousand, or 1%, from the third quarter of 2024. Salaries and employee benefits expense, our largest component of noninterest expense, amounted to $21.9 million, up by $525 thousand, or 2%, from the preceding quarter, largely reflecting adjustments to performance-based compensation accruals. The linked quarter increase in salaries and employee benefits expense was more than offset by a timing-related decline in advertising and promotion expense and other modest changes across a variety of expense categories.

Income Tax
For the fourth quarter of 2024, an income tax benefit of $19.5 million was recognized, reflecting an effective tax rate of 24.2%. Excluding the impact of the balance sheet repositioning sale transactions, adjusted income tax expense (non-GAAP) was $3.2 million, reflecting an adjusted effective tax rate (non-GAAP) of 23.7%, compared to income tax expense of $2.8 million,

Washington Trust
January 29, 2025
reflecting an effective tax rate of 20.6% in the preceding quarter. Based on current federal and applicable state income tax statutes, the Corporation currently expects its full-year 2025 effective tax rate to be approximately 22.5%.

Investment Securities
The securities portfolio totaled $916 million at December 31, 2024, down by $57 million, or 6%, from September 30, 2024. The linked quarter included the balance sheet repositioning securities transactions mentioned above and reflected a temporary decrease in the fair value of available for sale securities, as well as routine pay-downs on mortgage-backed debt securities. The securities portfolio represented 13% of total assets at December 31, 2024, compared to 14% of total assets at September 30, 2024.

Loans
Total loans amounted to $5.1 billion at December 31, 2024, down by $377 million, or 7%, from the end of the preceding quarter. These changes included:
•Residential real estate loans decreased by $403 million, or 16%, from September 30, 2024, largely reflecting the reclassification of $345 million to held for sale.
•Commercial loans increased by $29 million, or 1%, from September 30, 2024.
•Consumer loans decreased by $2 million, or 1%, from September 30, 2024.

Deposits and Borrowings
Total deposits amounted to $5.1 billion at December 31, 2024, down by $56 million, or 1%, from the end of the preceding quarter.

In-market deposits, which exclude wholesale brokered deposits, amounted to $4.8 billion at December 31, 2024, up by $26 million, or 1%, from September 30, 2024. As of December 31, 2024, in-market deposits were approximately 59% retail and 41% commercial. The average size of our in-market deposit accounts was approximately $37 thousand at December 31, 2024.

Wholesale brokered deposits amounted to $298 million and were down by $82 million, or 22%, from September 30, 2024. FHLB advances totaled $1.1 billion at December 31, 2024, down by $175 million, or 13%, from September 30, 2024. The linked quarter decrease reflected the use of excess cash liquidity and the net proceeds from the equity offering to pay down wholesale funding balances.

As of December 31, 2024, contingent liquidity amounted to $1.5 billion and consisted of available cash, unencumbered securities, and unused collateralized borrowing capacity.

Asset Quality
Nonaccrual loans were $23.3 million, or 0.45% of total loans, at December 31, 2024, compared to $31.1 million, or 0.56% of total loans, at September 30, 2024. The composition of nonaccrual loans at December 31, 2024 was 45% commercial and 55% residential and consumer. The net decrease in nonaccrual loans in the fourth quarter was largely attributable the resolution of one commercial real estate loan totaling $10.5 million, partially offset by another commercial real estate loan totaling $3.3 million that was placed on nonaccrual status.

Washington Trust
January 29, 2025

Past due loans were $12.0 million, or 0.23% of total loans, at December 31, 2024, compared to $20.3 million, or 0.37% of total loans, at September 30, 2024. The composition of past due loans at December 31, 2024 was 8% commercial and 92% residential and consumer. The decrease in past due loans in the fourth quarter was largely due to the resolution of the commercial real estate loan noted above.

The allowance for credit losses ("ACL") on loans amounted to $42.0 million, or 0.82% of total loans, at December 31, 2024, compared to $42.6 million, or 0.77% of total loans, at September 30, 2024. The ACL on unfunded commitments, included in other liabilities on the Consolidated Balance Sheets, was $1.4 million at December 31, 2024, compared to $1.6 million at September 30, 2024.

The provision for credit losses totaled $1.0 million in the fourth quarter of 2024, up by $800 thousand from the preceding quarter, reflecting specific reserve allocations on individually analyzed nonaccrual commercial loans, partially offset by the decline in residential mortgage loan balances described above and relatively stable to improving forecasted economic conditions. Net charge-offs amounted to $1.9 million in the fourth quarter of 2024, compared to $48 thousand in the preceding quarter. The charge-offs recognized in the fourth quarter were concentrated in commercial real estate office portfolio segment.

Capital and Dividends
Total shareholders' equity was $499.7 million at December 31, 2024, down by $2.5 million, or 0.5%, from September 30, 2024. A net loss of $60.8 million, dividend declarations of $10.8 million, and a decrease of $2.0 million in the accumulated other comprehensive income ("AOCI") component of shareholders' equity were largely offset by $70.5 million of net capital raised from the equity offering.

The Board of Directors declared a quarterly dividend of 56 cents per share for the quarter ended December 31, 2024. The dividend was paid on January 15, 2025 to shareholders of record on January 2, 2025.

Capital levels at December 31, 2024 exceeded the regulatory minimum levels to be considered well capitalized, with a total risk-based capital ratio of 12.47% at December 31, 2024, compared to 12.21% at September 30, 2024. Book value per share was $25.93 at December 31, 2024, compared to $29.44 at September 30, 2024.

Conference Call
Washington Trust will host a conference call to discuss its fourth quarter results, business highlights, and outlook on Thursday, January 30, 2025 at 8:30 a.m. (Eastern Time). Individuals may dial in to the call at 1-833-470-1428 and enter Access Code 731757. An audio replay of the call will be available, shortly after the conclusion of the call, by dialing 1-866-813-9403 and entering the Replay Access Code 473209. The audio replay will be available through February 13, 2025. Also, a webcast of the call will be posted in the Investor Relations section of Washington Trust's website, https://ir.washtrust.com, and will be available through March 31, 2025.

Background
Washington Trust Bancorp, Inc. is the parent of The Washington Trust Company. Founded in 1800, Washington Trust is the oldest community bank in the nation, the largest state-chartered bank headquartered in Rhode Island and one of the Northeast's premier financial services companies. Washington Trust offers a full range of financial services, including commercial banking, mortgage banking, personal banking, and wealth management and trust services through its offices located in Rhode

Washington Trust
January 29, 2025
Island, Connecticut, and Massachusetts. The Corporation’s common stock trades on NASDAQ under the symbol WASH. Investor information is available on the Corporation’s website at https://ir.washtrust.com.

Forward-Looking Statements
This press release contains statements that are “forward-looking statements.” We may also make forward-looking statements in other documents we file with the U.S. Securities and Exchange Commission ("SEC"), in our annual reports to shareholders, in press releases and other written materials, and in oral statements made by our officers, directors, or employees. You can identify forward-looking statements by the use of the words “believe,” “expect,” “anticipate,” “intend,” “estimate,” “assume,” “outlook,” “will,” “should,” and other expressions that predict or indicate future events and trends and which do not relate to historical matters. You should not rely on forward-looking statements, because they involve known and unknown risks, uncertainties, and other factors, some of which are beyond our control. These risks, uncertainties, and other factors may cause our actual results, performance, or achievements to be materially different from the anticipated future results, performance, or achievements expressed or implied by the forward-looking statements.

Some of the factors that might cause these differences include the following:
•changes in general business and economic conditions on a national basis and in the local markets in which we operate;
•changes in customer behavior due to political, business, and economic conditions, including inflation and concerns about liquidity;
•interest rate changes or volatility, as well as changes in the balance and mix of loans and deposits;
•changes in loan demand and collectability;
•the possibility that future credit losses are higher than currently expected due to changes in economic assumptions or adverse economic developments;
•ongoing volatility in national and international financial markets;
•reductions in the market value or outflows of wealth management AUA;
•decreases in the value of securities and other assets;
•increases in defaults and charge-off rates;
•changes in the size and nature of our competition;
•changes in legislation or regulation and accounting principles, policies, and guidelines;
•operational risks including, but not limited to, changes in information technology, cybersecurity incidents, fraud, natural disasters, war, terrorism, civil unrest, and future pandemics;
•regulatory, litigation, and reputational risks; and
•changes in the assumptions used in making such forward-looking statements.

In addition, the factors described under “Risk Factors” in Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as updated by our Quarterly Reports on Form 10-Q and other filings submitted to the SEC, may result in these differences. You should carefully review all of these factors, and you should be aware that there may be other factors that could cause these differences. These forward-looking statements were based on information, plans, and estimates at the date of this report, and we assume no obligation to update any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes.

Supplemental Information - Explanation of Non-GAAP Financial Measures
In addition to results presented in accordance with generally accepted accounting principles (“GAAP”), this press release contains certain non-GAAP financial measures. Washington Trust's management believes that the supplemental non-GAAP information, which consists of adjusted noninterest income, adjusted income before income taxes, adjusted income tax expense, adjusted effective tax rate, adjusted net income, adjusted net income available to common shareholders, adjusted diluted earnings per common share, adjusted return on average assets, adjusted return on average equity, and adjusted efficiency ratio, as well as measurements and ratios based on tangible equity and tangible assets, is utilized by regulators and market analysts to evaluate a company's financial condition and therefore, such information is useful to investors. These disclosures should not be viewed as a substitute for financial results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures, which may be presented by other companies. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies' non-GAAP financial measures having the same or similar names.

Washington Trust Bancorp, Inc. and Subsidiaries
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited; Dollars in thousands)

	Dec 31, 2024	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023
Assets:
Cash and due from banks	$109,902	$206,971	$103,877	$102,136	$86,824
Short-term investments	3,987	3,772	3,654	3,452	3,360
Mortgage loans held for sale, at fair value	21,708	20,864	26,116	25,462	20,077
Mortgage loans held for sale, at lower of cost or market	281,706	—	—	—	—
Available for sale debt securities, at fair value	916,305	973,266	951,828	970,060	1,000,380
Federal Home Loan Bank stock, at cost	49,817	57,439	66,166	55,512	51,893
Loans:
Total loans	5,137,838	5,514,870	5,629,102	5,685,232	5,647,706
Less: allowance for credit losses on loans	41,960	42,630	42,378	41,905	41,057
Net loans	5,095,878	5,472,240	5,586,724	5,643,327	5,606,649
Premises and equipment, net	26,873	32,145	31,866	31,914	32,291
Operating lease right-of-use assets	26,943	27,612	28,387	29,216	29,364
Investment in bank-owned life insurance	106,777	105,998	105,228	104,475	103,736
Goodwill	63,909	63,909	63,909	63,909	63,909
Identifiable intangible assets, net	2,885	3,089	3,295	3,503	3,711
Other assets	223,957	174,266	213,310	216,158	200,653
Total assets	$6,930,647	$7,141,571	$7,184,360	$7,249,124	$7,202,847
Liabilities:
Deposits:
Noninterest-bearing deposits	$661,776	$665,706	$645,661	$648,929	$693,746
Interest-bearing deposits	4,454,024	4,506,184	4,330,465	4,698,964	4,654,414
Total deposits	5,115,800	5,171,890	4,976,126	5,347,893	5,348,160
Federal Home Loan Bank advances	1,125,000	1,300,000	1,550,000	1,240,000	1,190,000
Junior subordinated debentures	22,681	22,681	22,681	22,681	22,681
Operating lease liabilities	29,578	30,237	31,012	31,837	32,027
Other liabilities	137,860	114,534	133,584	139,793	137,293
Total liabilities	6,430,919	6,639,342	6,713,403	6,782,204	6,730,161
Shareholders’ Equity:
Common stock	1,223	1,085	1,085	1,085	1,085
Paid-in capital	196,947	126,698	125,898	126,785	126,150
Retained earnings	434,014	505,654	504,350	503,175	501,917
Accumulated other comprehensive loss	(119,171)	(117,158)	(146,326)	(148,913)	(141,153)
Treasury stock, at cost	(13,285)	(14,050)	(14,050)	(15,212)	(15,313)
Total shareholders’ equity	499,728	502,229	470,957	466,920	472,686
Total liabilities and shareholders’ equity	$6,930,647	$7,141,571	$7,184,360	$7,249,124	$7,202,847

Washington Trust Bancorp, Inc. and Subsidiaries
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited; Dollars and shares in thousands, except per share amounts)
	For the Three Months Ended					For the Twelve Months Ended
	Dec 31, 2024	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	Dec 31, 2024	Dec 31, 2023
Interest income:
Interest and fees on loans	$71,432	$75,989	$76,240	$75,636	$74,236	$299,297	$270,330
Interest on mortgage loans held for sale	762	366	392	255	255	1,775	980
Taxable interest on debt securities	7,015	6,795	6,944	7,096	7,191	27,850	29,059
Nontaxable interest on debt securities	8	—	—	—	—	8	—
Dividends on Federal Home Loan Bank stock	1,312	1,262	1,124	1,073	982	4,771	3,315
Other interest income	1,310	3,174	1,297	1,196	1,282	6,977	4,975
Total interest and dividend income	81,839	87,586	85,997	85,256	83,946	340,678	308,659
Interest expense:
Deposits	34,135	37,203	36,713	38,047	37,067	146,098	120,429
Federal Home Loan Bank advances	14,388	17,717	17,296	15,138	13,814	64,539	49,589
Junior subordinated debentures	380	404	403	406	411	1,593	1,543
Total interest expense	48,903	55,324	54,412	53,591	51,292	212,230	171,561
Net interest income	32,936	32,262	31,585	31,665	32,654	128,448	137,098
Provision for credit losses	1,000	200	500	700	1,200	2,400	3,200
Net interest income after provision for credit losses	31,936	32,062	31,085	30,965	31,454	126,048	133,898
Noninterest income:
Wealth management revenues	10,049	9,989	9,678	9,338	8,881	39,054	35,540
Mortgage banking revenues	2,848	2,866	2,761	2,506	1,554	10,981	6,660
Card interchange fees	1,255	1,321	1,275	1,145	1,254	4,996	4,921
Service charges on deposit accounts	794	784	769	685	688	3,032	2,806
Loan related derivative income	8	126	49	284	112	467	1,390
Income from bank-owned life insurance	779	770	753	739	734	3,041	3,488
Realized losses on securities, net	(31,047)	—	—	—	—	(31,047)	—
Losses on sale of portfolio loans, net	(62,888)	—	—	—	—	(62,888)	—
Other income	310	416	1,375	2,466	83	4,567	1,335
Total noninterest (loss) income	(77,892)	16,272	16,660	17,163	13,306	(27,797)	56,140
Noninterest expense:
Salaries and employee benefits	21,875	21,350	21,260	21,775	18,464	86,260	82,458
Outsourced services	4,197	4,185	4,096	3,780	3,667	16,258	14,521
Net occupancy	2,428	2,399	2,397	2,561	2,396	9,785	9,636
Equipment	936	924	958	1,020	1,133	3,838	4,318
Legal, audit, and professional fees	845	836	741	706	959	3,128	3,891
FDIC deposit insurance costs	1,266	1,402	1,404	1,441	1,239	5,513	4,667
Advertising and promotion	560	857	661	548	938	2,626	2,562
Amortization of intangibles	204	206	208	208	208	826	843
Other expenses	1,981	2,345	2,185	2,324	3,583	8,835	10,661
Total noninterest expense	34,292	34,504	33,910	34,363	32,587	137,069	133,557
(Loss) income before income taxes	(80,248)	13,830	13,835	13,765	12,173	(38,818)	56,481
Income tax (benefit) expense	(19,457)	2,849	3,020	2,829	(774)	(10,759)	8,305
Net (loss) income	($60,791)	$10,981	$10,815	$10,936	$12,947	($28,059)	$48,176

Net (loss) income available to common shareholders	($60,776)	$10,973	$10,807	$10,924	$12,931	($28,038)	$48,091

Weighted average common shares outstanding:
Basic	17,452	17,058	17,052	17,033	17,029	17,149	17,033
Diluted	17,565	17,140	17,110	17,074	17,070	17,223	17,062
(Loss) earnings per common share:
Basic	($3.48)	$0.64	$0.63	$0.64	$0.76	($1.63)	$2.82
Diluted	($3.46)	$0.64	$0.63	$0.64	$0.76	($1.63)	$2.82

Cash dividends declared per share	$0.56	$0.56	$0.56	$0.56	$0.56	$2.24	$2.24

Washington Trust Bancorp, Inc. and Subsidiaries
SELECTED FINANCIAL HIGHLIGHTS
(Unaudited; Dollars and shares in thousands, except per share amounts)

	Dec 31, 2024	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023
Share and Equity Related Data:
Book value per share	$25.93	$29.44	$27.61	$27.41	$27.75
Tangible book value per share - Non-GAAP (1)	$22.46	$25.51	$23.67	$23.45	$23.78
Market value per share	$31.35	$32.21	$27.41	$26.88	$32.38
Shares issued at end of period	19,562	17,363	17,363	17,363	17,363
Shares outstanding at end of period	19,274	17,058	17,058	17,033	17,031

Capital Ratios (2):
Tier 1 risk-based capital	11.64%	11.39%	11.01%	10.84%	10.86%
Total risk-based capital	12.47%	12.21%	11.81%	11.62%	11.58%
Tier 1 leverage ratio	8.13%	7.85%	7.82%	7.81%	7.80%
Common equity tier 1	11.20%	10.95%	10.59%	10.42%	10.44%

Balance Sheet Ratios:
Equity to assets	7.21%	7.03%	6.56%	6.44%	6.56%
Tangible equity to tangible assets - Non-GAAP (1)	6.31%	6.15%	5.67%	5.56%	5.68%
Loans to deposits (3)	105.5%	106.2%	112.8%	106.0%	105.2%

	For the Three Months Ended					For the Twelve Months Ended
	Dec 31, 2024	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	Dec 31, 2024	Dec 31, 2023
Performance Ratios (4):
Net interest margin (5)	1.95%	1.85%	1.83%	1.84%	1.88%	1.87%	2.05%
Return on average assets (6)	(3.45%)	0.60%	0.60%	0.61%	0.71%	(0.39%)	0.69%
Adjusted return on average assets - Non-GAAP (1)	0.59%	0.60%	0.56%	0.52%	0.53%	0.57%	0.64%
Return on average tangible assets - Non-GAAP (1)	0.60%	0.61%	0.57%	0.53%	0.54%	0.57%	0.65%
Return on average equity (7)	(48.25%)	8.99%	9.43%	9.33%	11.77%	(5.84%)	10.57%
Adjusted return on average equity - Non-GAAP (1)	8.29%	8.99%	8.79%	7.99%	8.81%	8.52%	9.85%
Return on average tangible equity - Non-GAAP (1)	9.57%	10.43%	10.29%	9.32%	10.43%	9.91%	11.59%
Efficiency ratio (8)	(76.3%)	71.1%	70.3%	70.4%	70.9%	136.2%	69.1%
Adjusted efficiency ratio - Non-GAAP (1)	70.0%	71.1%	71.8%	73.5%	70.9%	71.6%	69.1%
(1)See the section labeled “Supplemental Information - Calculation of Non-GAAP Financial Measures” at the end of this document.
(2)Estimated for December 31, 2024 and actuals for prior periods.
(3)Period-end balances of net loans and mortgage loans held for sale as a percentage of total deposits.
(4)Annualized based on the actual number of days in the period.
(5)Fully taxable equivalent (FTE) net interest income as a percentage of average-earnings assets.
(6)Net income divided by average assets.
(7)Net income available for common shareholders divided by average equity.
(8)Total noninterest expense as percentage of total revenues (net interest income and noninterest income).

Washington Trust Bancorp, Inc. and Subsidiaries
SELECTED FINANCIAL HIGHLIGHTS
(Unaudited; Dollars in thousands)

	For the Three Months Ended					For the Twelve Months Ended
	Dec 31, 2024	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	Dec 31, 2024	Dec 31, 2023
Wealth Management Results
Wealth Management Revenues:
Asset-based revenues	$9,910	$9,770	$9,239	$9,089	$8,634	$38,008	$34,308
Transaction-based revenues	139	219	439	249	247	1,046	1,232
Total wealth management revenues	$10,049	$9,989	$9,678	$9,338	$8,881	$39,054	$35,540

Assets Under Administration (AUA):
Balance at beginning of period	$7,052,408	$6,803,491	$6,858,322	$6,588,406	$6,131,395	$6,588,406	$5,961,990
Net investment appreciation & income	57,706	372,027	108,529	364,244	503,209	902,506	894,990
Net client asset outflows	(32,312)	(123,110)	(163,360)	(94,328)	(46,198)	(413,110)	(268,574)
Balance at end of period	$7,077,802	$7,052,408	$6,803,491	$6,858,322	$6,588,406	$7,077,802	$6,588,406

Percentage of AUA that are managed assets	91%	91%	91%	91%	91%	91%	91%

Mortgage Banking Results
Mortgage Banking Revenues:
Realized gains on loan sales, net (1)	$2,493	$2,492	$2,205	$1,586	$1,133	$8,776	$4,282
Changes in fair value, net (2)	(317)	(28)	20	324	(65)	(1)	232
Loan servicing fee income, net (3)	672	402	536	596	486	2,206	2,146
Total mortgage banking revenues	$2,848	$2,866	$2,761	$2,506	$1,554	$10,981	$6,660

Residential Mortgage Loan Originations:
Originations for retention in portfolio (4)	$15,155	$26,317	$26,520	$24,474	$39,827	$92,466	$459,892
Originations for sale to secondary market (5)	114,137	115,117	110,728	78,098	76,495	418,080	260,592
Total mortgage loan originations	$129,292	$141,434	$137,248	$102,572	$116,322	$510,546	$720,484

Residential Mortgage Loans Sold:
Sold with servicing rights retained	$62,410	$17,881	$24,570	$24,057	$28,290	$128,918	$108,177
Sold with servicing rights released (5)	50,697	102,457	85,482	48,587	39,170	287,223	141,795
Total mortgage loans sold	$113,107	$120,338	$110,052	$72,644	$67,460	$416,141	$249,972
(1)Includes gains on loan sales, commission income on loans originated for others, servicing right gains, and gains (losses) on forward loan commitments.
(2)Represents fair value changes on mortgage loans held for sale and forward loan commitments.
(3)Represents loan servicing fee income, net of servicing right amortization and valuation adjustments.
(4)Includes the full commitment amount of homeowner construction loans.
(5)Includes brokered loans (loans originated for others).

Washington Trust Bancorp, Inc. and Subsidiaries
END OF PERIOD LOAN COMPOSITION
(Unaudited; Dollars in thousands)

	Dec 31, 2024	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023
Loans:
Commercial real estate (1)	$2,154,504	$2,102,091	$2,191,996	$2,158,518	$2,106,359
Commercial & industrial	542,474	566,279	558,075	613,376	605,072
Total commercial	2,696,978	2,668,370	2,750,071	2,771,894	2,711,431

Residential real estate (2)	2,126,171	2,529,397	2,558,533	2,585,524	2,604,478

Home equity	297,119	299,379	302,027	309,302	312,594
Other	17,570	17,724	18,471	18,512	19,203
Total consumer	314,689	317,103	320,498	327,814	331,797
Total loans	$5,137,838	$5,514,870	$5,629,102	$5,685,232	$5,647,706
(1)Commercial real estate loans consist of commercial mortgages and construction and development loans. Commercial mortgages are loans secured by income producing property.
(2)Residential real estate loans consist of mortgage and homeowner construction loans secured by one- to four-family residential properties.

	December 31, 2024		December 31, 2023
	Balance	% of Total	Balance	% of Total
Commercial Real Estate Loans by Property Location:
Connecticut	$839,079	39%	$815,975	39%
Massachusetts	663,026	31	645,736	31
Rhode Island	434,244	20	430,899	20
Subtotal	1,936,349	90	1,892,610	90
All other states	218,155	10	213,749	10
Total commercial real estate loans	$2,154,504	100%	$2,106,359	100%

Residential Real Estate Loans by Property Location:
Massachusetts	$1,530,847	72%	$1,928,206	74%
Rhode Island	443,237	21	481,289	19
Connecticut	128,933	6	165,933	6
Subtotal	2,103,017	99	2,575,428	99
All other states	23,154	1	29,050	1
Total residential real estate loans	$2,126,171	100%	$2,604,478	100%

Washington Trust Bancorp, Inc. and Subsidiaries
END OF PERIOD LOAN COMPOSITION
(Unaudited; Dollars in thousands)

	December 31, 2024		December 31, 2023
	Balance	% of Total	Balance	% of Total
Commercial Real Estate Portfolio Segmentation:
Multi-family	$567,243	26%	$546,694	26%
Retail	433,146	20	434,913	21
Industrial and warehouse	358,425	17	307,987	15
Office	289,853	13	284,199	13
Hospitality	213,585	10	235,015	11
Healthcare Facility	205,858	10	175,490	8
Mixed-use	29,023	1	49,079	2
Other	57,371	3	72,982	4
Total commercial real estate loans	$2,154,504	100%	$2,106,359	100%

Commercial & Industrial Portfolio Segmentation:
Healthcare and social assistance	$126,547	23%	$166,490	28%
Real estate rental and leasing	63,992	12	70,540	12
Transportation and warehousing	55,784	10	63,789	11
Educational services	47,092	9	41,968	7
Retail trade	41,132	8	43,746	7
Manufacturing	32,140	6	54,905	9
Finance and insurance	26,557	5	33,617	6
Information	22,265	4	22,674	4
Arts, entertainment, and recreation	19,861	4	22,249	4
Accommodation and food services	12,368	2	13,502	2
Professional, scientific, and technical services	10,845	2	7,998	1
Public administration	2,186	—	3,019	—
Other	81,705	15	60,575	9
Total commercial & industrial loans	$542,474	100%	$605,072	100%

			Weighted Average		Asset Quality
	Balance (2) (3)	Average Loan Size (4)	Loan to Value	Debt Service Coverage	Pass	Special Mention	Classified	Nonaccrual (included in Classified)
Non-Owner Occupied Commercial Real Estate Office (inclusive of Construction):
Class A	$112,478	$9,444	58%	1.73x	$106,211	$—	$6,267	$—
Class B	79,709	4,223	59%	1.51x	69,656	—	10,053	10,053
Class C	14,684	2,098	56%	1.57x	12,447	2,237	—	—
Medical Office	55,909	7,498	69%	1.33x	55,909	—	—	—
Lab Space	27,073	23,466	91%	1.20x	—	6,116	20,957	—
Total office at December 31, 2024 (1)	$289,853	$6,566	65%	1.51x	$244,223	$8,353	$37,277	$10,053
Total office at September 30, 2024	$296,545	$6,584	68%	1.45x	$248,050	$6,291	$42,204	$18,259
Total office linked quarter change	($6,692)	($18)	(3%)	0.06x	($3,827)	$2,062	($4,927)	($8,206)
(1)Approximately 68% of the total commercial real estate office balance of $290 million is secured by income producing properties located in suburban areas. Additionally, approximately 51% of the total commercial real estate office balance is scheduled to mature before December 31, 2026.
(2)Balance of commercial real estate office consists of 48 loans as of December 31, 2024.
(3)Does not include $25.3 million of unfunded commitments as of December 31, 2024.
(4)Total commitment (outstanding loan balance plus unfunded commitments) divided by number of loans.

Washington Trust Bancorp, Inc. and Subsidiaries
END OF PERIOD DEPOSIT COMPOSITION & CONTINGENT LIQUIDITY
(Unaudited; Dollars in thousands)

	Dec 31, 2024	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023
Deposits:
Noninterest-bearing demand deposits	$661,776	$665,706	$645,661	$648,929	$693,746
Interest-bearing demand deposits (in-market)	592,904	596,319	532,316	536,923	504,959
NOW accounts	692,812	685,531	722,797	735,617	767,036
Money market accounts	1,154,745	1,146,426	1,086,088	1,111,510	1,096,959
Savings accounts	523,915	490,285	485,208	484,678	497,223
Time deposits (in-market)	1,192,110	1,207,626	1,164,839	1,156,516	1,134,187
In-market deposits	4,818,262	4,791,893	4,636,909	4,674,173	4,694,110
Wholesale brokered time deposits	297,538	379,997	339,217	673,720	654,050
Total deposits	$5,115,800	$5,171,890	$4,976,126	$5,347,893	$5,348,160

	December 31, 2024		December 31, 2023
	Balance	% of Total Deposits	Balance	% of Total Deposits
Uninsured Deposits:
Uninsured deposits (1)	$1,363,689	27%	$1,260,672	24%
Less: affiliate deposits (2)	94,740	2	92,645	2
Uninsured deposits, excluding affiliate deposits	1,268,949	25	1,168,027	22
Less: fully-collateralized preferred deposits (3)	197,638	4	204,327	4
Uninsured deposits, after exclusions	$1,071,311	21%	$963,700	18%
(1)    Determined in accordance with regulatory reporting requirements, which includes affiliate deposits and fully-collateralized preferred deposits.
(2)    Uninsured deposit balances of Washington Trust Bancorp, Inc. and its subsidiaries that are eliminated in consolidation.
(3)    Uninsured deposits of states and political subdivisions, which are secured or collateralized as required by state law.

	Dec 31, 2024	Dec 31, 2023
Contingent Liquidity:
Federal Home Loan Bank of Boston (1)	$752,951	$1,086,607
Federal Reserve Bank of Boston	70,286	65,759
Available cash liquidity (2)	36,647	54,970
Unencumbered securities	597,771	680,857
Total	$1,457,655	$1,888,193

Percentage of total contingent liquidity to uninsured deposits	106.9%	149.8%
Percentage of total contingent liquidity to uninsured deposits, after exclusions	136.1%	195.9%
(1)    As of December 31, 2024, borrowing capacity at the FHLB declined as residential loan collateral was reclassified to held for sale as part of the balance sheet repositioning. On January 24, 2025, the sale of these loans was completed and the cash proceeds received will be used to pay down FHLB advances or other wholesale funding balances.
(2)    Available cash liquidity excludes amounts restricted for collateral purposes and designated for operating needs.

Washington Trust Bancorp, Inc. and Subsidiaries
CREDIT & ASSET QUALITY DATA
(Unaudited; Dollars in thousands)

	Dec 31, 2024	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023
Asset Quality Ratios:
Nonperforming assets to total assets	0.34%	0.44%	0.43%	0.43%	0.63%
Nonaccrual loans to total loans	0.45%	0.56%	0.54%	0.54%	0.79%
Total past due loans to total loans	0.23%	0.37%	0.21%	0.18%	0.20%
Allowance for credit losses on loans to nonaccrual loans	180.03%	136.89%	139.04%	136.45%	92.02%
Allowance for credit losses on loans to total loans	0.82%	0.77%	0.75%	0.74%	0.73%

Nonperforming Assets:
Commercial real estate	$10,053	$18,259	$18,390	$18,729	$32,827
Commercial & industrial	515	616	642	668	682
Total commercial	10,568	18,875	19,032	19,397	33,509
Residential real estate	10,767	10,517	9,744	9,722	9,626
Home equity	1,972	1,750	1,703	1,591	1,483
Other consumer	—	—	—	—	—
Total consumer	1,972	1,750	1,703	1,591	1,483
Total nonaccrual loans	23,307	31,142	30,479	30,710	44,618
Other real estate owned	—	—	683	683	683
Total nonperforming assets	$23,307	$31,142	$31,162	$31,393	$45,301

Past Due Loans (30 days or more past due):
Commercial real estate	$—	$10,476	$—	$—	$—
Commercial & industrial	900	3	2	270	10
Total commercial	900	10,479	2	270	10
Residential real estate	7,741	6,947	8,534	6,858	8,116
Home equity	2,947	2,800	3,324	2,879	3,196
Other consumer	394	75	20	32	23
Total consumer	3,341	2,875	3,344	2,911	3,219
Total past due loans	$11,982	$20,301	$11,880	$10,039	$11,345

Accruing loans 90 days or more past due	$—	$—	$—	$—	$—
Nonaccrual loans included in past due loans	$6,447	$18,119	$8,409	$5,111	$6,877

Washington Trust Bancorp, Inc. and Subsidiaries
CREDIT & ASSET QUALITY DATA
(Unaudited; Dollars in thousands)
	For the Three Months Ended					For the Twelve Months Ended
	Dec 31, 2024	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	Dec 31, 2024	Dec 31, 2023
Nonaccrual Loan Activity:
Balance at beginning of period	$31,142	$30,479	$30,710	$44,618	$33,652	$44,618	$12,846
Additions to nonaccrual status	5,417	1,880	556	431	12,018	8,284	40,276
Loans returned to accruing status	(9)	(268)	(369)	(13,764)	—	(14,410)	(1,636)
Loans charged-off	(2,231)	(59)	(53)	(70)	(420)	(2,413)	(577)
Loans transferred to other real estate owned	—	—	—	—	—	—	(683)
Payments, payoffs, and other changes	(11,012)	(890)	(365)	(505)	(632)	(12,772)	(5,608)
Balance at end of period	$23,307	$31,142	$30,479	$30,710	$44,618	$23,307	$44,618

Allowance for Credit Losses on Loans:
Balance at beginning of period	$42,630	$42,378	$41,905	$41,057	$40,213	$41,057	$38,027
Provision for credit losses on loans (1)	1,200	300	500	900	1,250	2,900	3,550
Charge-offs	(2,231)	(59)	(53)	(70)	(420)	(2,413)	(577)
Recoveries	361	11	26	18	14	416	57
Balance at end of period	$41,960	$42,630	$42,378	$41,905	$41,057	$41,960	$41,057

Allowance for Credit Losses on Unfunded Commitments:
Balance at beginning of period	$1,640	$1,740	$1,740	$1,940	$1,990	$1,940	$2,290
Provision for credit losses on unfunded commitments (1)	(200)	(100)	—	(200)	(50)	(500)	(350)
Balance at end of period (2)	$1,440	$1,640	$1,740	$1,740	$1,940	$1,440	$1,940
(1)    Included in provision for credit losses in the Consolidated Statements of Income.
(2)     Included in other liabilities in the Consolidated Balance Sheets.

	For the Three Months Ended					For the Twelve Months Ended
	Dec 31, 2024	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	Dec 31, 2024	Dec 31, 2023
Net Loan Charge-Offs (Recoveries):
Commercial real estate	$1,961	$—	$—	$—	$373	$1,961	$373
Commercial & industrial	181	2	4	(1)	10	186	25
Total commercial	2,142	2	4	(1)	383	2,147	398
Residential real estate	(160)	—	—	—	(3)	(160)	(3)
Home equity	(189)	(1)	(6)	(1)	—	(197)	(10)
Other consumer	77	47	29	54	26	207	135
Total consumer	(112)	46	23	53	26	10	125
Total	$1,870	$48	$27	$52	$406	$1,997	$520

Net charge-offs to average loans - annualized	0.14%	—%	—%	—%	0.03%	0.04%	0.01%

The following tables present daily average balance, interest, and yield/rate information, as well as net interest margin on an FTE basis. Tax-exempt income is converted to an FTE basis using the statutory federal income tax rate adjusted for applicable state income taxes net of the related federal tax benefit. Unrealized gains (losses) on available for sale securities, changes in fair value on mortgage loans held for sale, and basis adjustments associated with fair value hedges are excluded from the average balance and yield calculations. Nonaccrual loans, as well as interest recognized on these loans, are included in amounts presented for loans.

Washington Trust Bancorp, Inc. and Subsidiaries
CONSOLIDATED AVERAGE BALANCE SHEETS (FTE Basis)
(Unaudited; Dollars in thousands)
For the Three Months Ended	December 31, 2024			September 30, 2024			Change
	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate

Assets:
Cash, federal funds sold, and short-term investments	$110,327	$1,310	4.72%	$229,326	$3,174	5.51%	($118,999)	($1,864)	(0.79%)
Mortgage loans held for sale	75,731	762	4.00	21,899	366	6.65	53,832	396	(2.65)
Taxable debt securities	1,087,076	7,016	2.57	1,109,699	6,794	2.44	(22,623)	222	0.13
Nontaxable debt securities	650	8	4.90	85	1	4.68	565	7	0.22
Total securities	1,087,726	7,024	2.57	1,109,784	6,795	2.44	(22,058)	229	0.13
FHLB stock	52,508	1,312	9.94	62,420	1,262	8.04	(9,912)	50	1.90
Commercial real estate	2,130,040	31,878	5.95	2,143,466	34,518	6.41	(13,426)	(2,640)	(0.46)
Commercial & industrial	548,871	8,528	6.18	573,400	9,368	6.50	(24,529)	(840)	(0.32)
Total commercial	2,678,911	40,406	6.00	2,716,866	43,886	6.43	(37,955)	(3,480)	(0.43)
Residential real estate	2,446,905	25,681	4.18	2,542,939	26,568	4.16	(96,034)	(887)	0.02
Home equity	295,879	5,366	7.21	299,227	5,554	7.38	(3,348)	(188)	(0.17)
Other	17,534	217	4.92	18,097	215	4.73	(563)	2	0.19
Total consumer	313,413	5,583	7.09	317,324	5,769	7.23	(3,911)	(186)	(0.14)
Total loans	5,439,229	71,670	5.24	5,577,129	76,223	5.44	(137,900)	(4,553)	(0.20)
Total interest-earning assets	6,765,521	82,078	4.83	7,000,558	87,820	4.99	(235,037)	(5,742)	(0.16)
Noninterest-earning assets	246,318			254,008			(7,690)
Total assets	$7,011,839			$7,254,566			($242,727)
Liabilities and Shareholders' Equity:
Interest-bearing demand deposits (in-market)	$602,737	$6,098	4.02%	$556,245	$6,288	4.50%	$46,492	($190)	(0.48%)
NOW accounts	680,763	404	0.24	693,724	405	0.23	(12,961)	(1)	0.01
Money market accounts	1,160,962	10,139	3.47	1,122,649	11,221	3.98	38,313	(1,082)	(0.51)
Savings accounts	502,910	1,164	0.92	484,068	984	0.81	18,842	180	0.11
Time deposits (in-market)	1,193,733	11,840	3.95	1,188,452	12,234	4.10	5,281	(394)	(0.15)
Interest-bearing in-market deposits	4,141,105	29,645	2.85	4,045,138	31,132	3.06	95,967	(1,487)	(0.21)
Wholesale brokered time deposits	345,668	4,490	5.17	458,114	6,071	5.27	(112,446)	(1,581)	(0.10)
Total interest-bearing deposits	4,486,773	34,135	3.03	4,503,252	37,203	3.29	(16,479)	(3,068)	(0.26)
FHLB advances	1,188,804	14,388	4.81	1,423,804	17,717	4.95	(235,000)	(3,329)	(0.14)
Junior subordinated debentures	22,681	380	6.67	22,681	404	7.09	—	(24)	(0.42)
Total interest-bearing liabilities	5,698,258	48,903	3.41	5,949,737	55,324	3.70	(251,479)	(6,421)	(0.29)
Noninterest-bearing demand deposits	668,138			673,113			(4,975)
Other liabilities	144,344			146,045			(1,701)
Shareholders' equity	501,099			485,654			15,445
Total liabilities and shareholders' equity	$7,011,839			$7,254,549			($242,710)
Net interest income (FTE)		$33,175			$32,496			$679
Interest rate spread			1.42%			1.29%			0.13%
Net interest margin			1.95%			1.85%			0.10%

Interest income amounts presented in the preceding table include the following adjustments for taxable equivalency:

For the Three Months Ended	Dec 31, 2024	Sep 30, 2024	Change
Commercial loans	$234	$234	$—
Nontaxable debt securities	1	—	1
Total	$235	$234	$1

Washington Trust Bancorp, Inc. and Subsidiaries
CONSOLIDATED AVERAGE BALANCE SHEETS (FTE Basis)
(Unaudited; Dollars in thousands)
For the Twelve Months Ended	December 31, 2024			December 31, 2023			Change
	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate

Assets:
Cash, federal funds sold and short-term investments	$129,119	$6,977	5.40%	$101,166	$4,975	4.92%	$27,953	$2,002	0.48%
Mortgage loans for sale	34,040	1,775	5.21	17,384	980	5.64	16,656	795	(0.43)
Taxable debt securities	1,118,092	27,850	2.49	1,185,102	29,059	2.45	(67,010)	(1,209)	0.04
Nontaxable debt securities	185	9	4.86	—	—	—	185	9	4.86
Total securities	1,118,277	27,859	2.49	1,185,102	29,059	2.45	(66,825)	(1,200)	0.04
FHLB stock	57,286	4,771	8.33	46,880	3,315	7.07	10,406	1,456	1.26
Commercial real estate	2,145,496	135,323	6.31	1,970,580	118,887	6.03	174,916	16,436	0.28
Commercial & industrial	583,827	37,623	6.44	615,494	38,326	6.23	(31,667)	(703)	0.21
Total commercial	2,729,323	172,946	6.34	2,586,074	157,213	6.08	143,249	15,733	0.26
Residential real estate	2,537,903	105,253	4.15	2,490,991	96,080	3.86	46,912	9,173	0.29
Home equity	302,980	21,136	6.98	297,396	17,129	5.76	5,584	4,007	1.22
Other	18,277	882	4.83	18,085	854	4.72	192	28	0.11
Total consumer	321,257	22,018	6.85	315,481	17,983	5.70	5,776	4,035	1.15
Total loans	5,588,483	300,217	5.37	5,392,546	271,276	5.03	195,937	28,941	0.34
Total interest-earning assets	6,927,205	341,599	4.93	6,743,078	309,605	4.59	184,127	31,994	0.34
Noninterest-earning assets	253,957			255,962			(2,005)
Total assets	$7,181,162			$6,999,040			$182,122
Liabilities and Shareholders' Equity:
Interest-bearing demand deposits (in-market)	$550,652	$24,156	4.39%	$415,725	$17,521	4.21%	$134,927	$6,635	0.18%
NOW accounts	701,989	1,572	0.22	766,492	1,594	0.21	(64,503)	(22)	0.01
Money market accounts	1,127,960	42,710	3.79	1,191,036	37,145	3.12	(63,076)	5,565	0.67
Savings accounts	489,998	3,704	0.76	526,275	1,687	0.32	(36,277)	2,017	0.44
Time deposits (in-market)	1,172,500	47,595	4.06	1,010,629	33,609	3.33	161,871	13,986	0.73
Interest-bearing in-market deposits	4,043,099	119,737	2.96	3,910,157	91,556	2.34	132,942	28,181	0.62
Wholesale brokered demand deposits	—	—	—	4,015	178	4.43	(4,015)	(178)	(4.43)
Wholesale brokered time deposits	504,638	26,361	5.22	602,423	28,695	4.76	(97,785)	(2,334)	0.46
Wholesale brokered deposits	504,638	26,361	5.22	606,438	28,873	4.76	(101,800)	(2,512)	0.46
Total interest-bearing deposits	4,547,737	146,098	3.21	4,516,595	120,429	2.67	31,142	25,669	0.54
FHLB advances	1,312,391	64,539	4.92	1,056,726	49,589	4.69	255,665	14,950	0.23
Junior subordinated debentures	22,681	1,593	7.02	22,681	1,543	6.80	—	50	0.22
Total interest-bearing liabilities	5,882,809	212,230	3.61	5,596,002	171,561	3.07	286,807	40,669	0.54
Noninterest-bearing demand deposits	664,557			778,152			(113,595)
Other liabilities	154,019			169,842			(15,823)
Shareholders' equity	479,777			455,044			24,733
Total liabilities and shareholders' equity	$7,181,162			$6,999,040			$182,122
Net interest income (FTE)		$129,369			$138,044			($8,675)
Interest rate spread			1.32%			1.52%			(0.20%)
Net interest margin			1.87%			2.05%			(0.18%)

Interest income amounts presented in the preceding table include the following adjustments for taxable equivalency:

For the Twelve Months Ended	Dec 31, 2024	Dec 31, 2023	Change
Commercial loans	$916	$946	($30)
Nontaxable debt securities	1	—	1
Total	$917	$946	($29)

Washington Trust Bancorp, Inc. and Subsidiaries
SUPPLEMENTAL INFORMATION - Calculation of Non-GAAP Financial Measures
(Unaudited; Dollars in thousands, except per share amounts)

	For the Three Months Ended					For the Twelve Months Ended
	Dec 31, 2024	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	Dec 31, 2024	Dec 31, 2023
Noninterest (loss) income, as reported - GAAP	($77,892)	$16,272	$16,660	$17,163	$13,306	($27,797)	$56,140
Less adjustments:
Realized losses on securities, net	(31,047)	—	—	—	—	(31,047)	—
Losses on sale of portfolio loans, net	(62,888)	—	—	—	—	(62,888)	—
Net gain on sale of bank-owned operations facility	—	—	988	—	—	988	—
Litigation settlement income	—	—	—	2,100	—	2,100	—
Total adjustments, pre-tax	(93,935)	—	988	2,100	—	(90,847)	—
Adjusted noninterest income - Non-GAAP	$16,043	$16,272	$15,672	$15,063	$13,306	$63,050	$56,140

(Loss) income before income taxes	($80,248)	$13,830	$13,835	$13,765	$12,173	($38,818)	$56,481
Less: adjustments, pre-tax	(93,935)	—	988	2,100	—	(90,847)	—
Adjusted income before income taxes - Non-GAAP	$13,687	$13,830	$12,847	$11,665	$12,173	$52,029	$56,481

Income tax (benefit) expense, as reported - GAAP	($19,457)	$2,849	$3,020	$2,829	($774)	($10,759)	$8,305
Less: tax on adjustments	(22,699)	—	249	530	—	(21,920)	—
Less: state legislative tax change (tax only adjustment)	—	—	—	—	(3,253)	—	(3,253)
Total adjustments, tax	(22,699)	—	249	530	(3,253)	(21,920)	(3,253)
Adjusted income tax expense - Non-GAAP	$3,242	$2,849	$2,771	$2,299	$2,479	$11,161	$11,558

Effective tax rate - GAAP	24.2%	20.6%	21.8%	20.6%	(6.4%)	27.7%	14.7%
Less: impact of adjustments	(0.5)	—	(0.2)	(0.9)	26.8	(6.2)	5.8
Adjusted effective tax rate - Non-GAAP	23.7%	20.6%	21.6%	19.7%	20.4%	21.5%	20.5%

Net (loss) income, as reported - GAAP	($60,791)	$10,981	$10,815	$10,936	$12,947	($28,059)	$48,176
Less: adjustments, after-tax	(71,236)	—	739	1,570	3,253	(68,927)	3,253
Adjusted net income - Non-GAAP	$10,445	$10,981	$10,076	$9,366	$9,694	$40,868	$44,923

Net (loss) income available to common shareholders, as reported - GAAP	($60,776)	$10,973	$10,807	$10,924	$12,931	($28,038)	$48,091
Less: adjustments, after-tax	(71,221)	—	738	1,568	3,248	(68,907)	3,249
Adjusted net income available to common shareholders - Non-GAAP	$10,445	$10,973	$10,069	$9,356	$9,683	$40,869	$44,842

Diluted (loss) earnings per common share, as reported - GAAP	($3.46)	$0.64	$0.63	$0.64	$0.76	($1.63)	$2.82
Less: impact of adjustments	4.05	—	(0.04)	(0.09)	(0.19)	4.00	(0.19)
Adjusted diluted earnings per common share - Non-GAAP	$0.59	$0.64	$0.59	$0.55	$0.57	$2.37	$2.63

Efficiency ratio, as reported - GAAP	(76.3%)	71.1%	70.3%	70.4%	70.9%	136.2%	69.1%
Less: impact of adjustments	(146.3)	—	(1.5)	(3.1)	—	64.6	—
Adjusted efficiency ratio - Non-GAAP	70.0%	71.1%	71.8%	73.5%	70.9%	71.6%	69.1%

Washington Trust Bancorp, Inc. and Subsidiaries
SUPPLEMENTAL INFORMATION - Calculation of Non-GAAP Financial Measures (continued)
(Unaudited; Dollars in thousands, except per share amounts)

	For the Three Months Ended					For the Twelve Months Ended
	Dec 31, 2024	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	Dec 31, 2024	Dec 31, 2023
Net (loss) income, as reported - GAAP	($60,791)	$10,981	$10,815	$10,936	$12,947	($28,059)	$48,176
Less: adjustments, after-tax	(71,236)	—	739	1,570	3,253	(68,927)	3,253
Adjusted net income - Non-GAAP	10,445	10,981	10,076	9,366	9,694	40,868	44,923

Total average assets, as reported - GAAP	7,011,839	7,254,566	7,227,478	7,231,835	7,191,575	7,181,162	6,999,040

Return on average assets - GAAP	(3.45%)	0.60%	0.60%	0.61%	0.71%	(0.39%)	0.69%
Adjusted return on average assets - Non-GAAP	0.59%	0.60%	0.56%	0.52%	0.53%	0.57%	0.64%

Adjusted net income - Non-GAAP	$10,445	$10,981	$10,076	$9,366	$9,694	$40,868	$44,923

Total average assets, as reported - GAAP	7,011,839	7,254,566	7,227,478	7,231,835	7,191,575	7,181,162	6,999,040
Less average balances of:
Goodwill	63,909	63,909	63,909	63,909	63,909	63,909	63,909
Identifiable intangible assets, net	2,984	3,189	3,397	3,604	3,812	3,292	4,126
Total average tangible assets - GAAP	6,944,946	7,187,468	7,160,172	7,164,322	7,123,854	7,113,961	6,931,005

Return on average assets - GAAP	(3.45%)	0.60%	0.60%	0.61%	0.71%	(0.39%)	0.69%
Return on average tangible assets - Non-GAAP	0.60%	0.61%	0.57%	0.53%	0.54%	0.57%	0.65%

Net (loss) income available to common shareholders, as reported - GAAP	($60,776)	$10,973	$10,807	$10,924	$12,931	($28,038)	$48,091
Less: adjustments, after-tax	(71,221)	—	738	1,568	3,248	(68,907)	3,249
Adjusted net income available to common shareholders - Non-GAAP	10,445	10,973	10,069	9,356	9,683	40,869	44,842

Total average equity, as reported - GAAP	501,099	485,654	460,959	471,096	436,059	479,777	455,044

Return on average equity - GAAP	(48.25%)	8.99%	9.43%	9.33%	11.77%	(5.84%)	10.57%
Adjusted return on average equity - Non-GAAP	8.29%	8.99%	8.79%	7.99%	8.81%	8.52%	9.85%

Adjusted net income available to common shareholders - Non-GAAP	$10,445	$10,973	$10,069	$9,356	$9,683	$40,869	$44,842

Total average equity, as reported - GAAP	501,099	485,654	460,959	471,096	436,059	479,777	455,044
Less average balances of:
Goodwill	63,909	63,909	63,909	63,909	63,909	63,909	63,909
Identifiable intangible assets, net	2,984	3,189	3,397	3,604	3,812	3,292	4,126
Total average tangible equity - Non-GAAP	434,206	418,556	393,653	403,583	368,338	412,576	387,009

Return on average equity - GAAP	(48.25%)	8.99%	9.43%	9.33%	11.77%	(5.84%)	10.57%
Return on average tangible equity - Non-GAAP	9.57%	10.43%	10.29%	9.32%	10.43%	9.91%	11.59%

Washington Trust Bancorp, Inc. and Subsidiaries
SUPPLEMENTAL INFORMATION - Calculation of Non-GAAP Financial Measures (continued)
(Unaudited; Dollars in thousands, except per share amounts)

	Dec 31, 2024	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023
Total shareholders' equity, as reported - GAAP	$499,728	$502,229	$470,957	$466,920	$472,686
Less end of period balances of:
Goodwill	63,909	63,909	63,909	63,909	63,909
Identifiable intangible assets, net	2,885	3,089	3,295	3,503	3,711
Total tangible shareholders' equity - Non-GAAP	432,934	435,231	403,753	399,508	405,066

Shares outstanding, as reported - GAAP	19,274	17,058	17,058	17,033	17,031

Book value per share - GAAP	$25.93	$29.44	$27.61	$27.41	$27.75
Tangible book value per share - Non-GAAP	$22.46	$25.51	$23.67	$23.45	$23.78

Total tangible shareholders' equity - Non-GAAP	$432,934	$435,231	$403,753	$399,508	$405,066

Total assets, as reported - GAAP	6,930,647	7,141,571	7,184,360	7,249,124	7,202,847
Less end of period balances of:
Goodwill	63,909	63,909	63,909	63,909	63,909
Identifiable intangible assets, net	2,885	3,089	3,295	3,503	3,711
Total tangible assets - Non-GAAP	6,863,853	7,074,573	7,117,156	7,181,712	7,135,227

Equity to assets - GAAP	7.21%	7.03%	6.56%	6.44%	6.56%
Tangible equity to tangible assets - Non-GAAP	6.31%	6.15%	5.67%	5.56%	5.68%